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                                                                  Exhibit (j)(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 2-83538 of New England Zenith Fund on
Form N-1A of our report dated February 15, 2002, appearing in the annual report to shareholders of State Street Research Money Market Series, Salomon Brothers Strategic Bond Opportunities Series, Salomon Brothers U.S. Government Series, State Street Research Bond Income Series, Balanced Series, MFS Total Return Series, Alger Equity Growth Series, Zenith Equity Series (formerly Capital Growth Series), Davis Venture Value Series, Harris Oakmark Focused Value Series (formerly Harris Oakmark Mid Cap Value Series), Loomis Sayles Small Cap Series, MFS Investors Trust Series, MFS Research Managers Series, FI Structured Equity Series (formerly Westpeak Growth and Income Series) for the year ended
December 31, 2001 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information, both of which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 26, 2002